Exhibit 10.13

CONSULTING AGREEMENT

THIS AGREEMENT made this 15 day of December, 2022 (the “Effective Date”)

BETWEEN:

C. Driver Ltd, a corporation resident in British Columbia

(the “Consultant”)

AND:

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD., a corporation under the laws of British Columbia

(the “Company”)

Background Facts:

A.	The Company is an energy technology company focused on the exploration and development of lithium hydroxide;

B.	The Consultant has experience and expertise providing finance-related services and as a result of this experience and expertise, the Consultant was appointed the Chief Financial Officer of the Company on or about January 1, 2023 and the Consultant has been providing services for the Company in the capacity of Chief Financial Officer up until the Effective Date;

C.	Accordingly, the Company and the Consultant wish to enter into this Agreement that sets out the terms and conditions through which the Consultant will continue to provide services to the Company as an independent contractor, and which will apply commencing the Effective Date.

NOW THEREFORE in consideration of retaining the Consultant by the Company and in respect of the mutual covenants and agreements contained within this Agreement and other good and valuable consideration (the receipt and sufficiency of which the parties hereby acknowledge) the parties agree as follows:

1.	NATURE OF RELATIONSHIP

(a)	The Company and the Consultant agree that the relationship between them is that of principal and independent contractor. The parties expressly acknowledge and agree that no relationship of employment, agency, joint venture, or partnership is created between the Company and the Consultant. Accordingly, subject to applicable laws, the Company will not deduct income tax or other statutory deductions from the payments that it makes to the Consultant. The Consultant agrees to accept exclusive liability for complying with all applicable laws governing independent contractors. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed as establishing an employment relationship between the Company and the Consultant notwithstanding the Consultant’s appointment as Chief Financial Officer.

(b)	The Consultant hereby acknowledges and represents that the Consultant is solely responsible for registering with and making any and all payments and remittances in connection with the provision of the Services as may be required under applicable laws, including, without limitation, Goods and Services Tax (GST) under the Excise Tax Act (Canada), the Employment Insurance Act (Canada), the Canada Pension Plan (Canada), the Income Tax Act (Canada), and the Workers Compensation Act (British Columbia). The Consultant further acknowledges and agrees that the Consultant is not an employee of the Company and the Consultant shall not claim or assert to any governmental agency, administrative tribunal or otherwise that the Consultant is an employee of the Company.

(c)	The Consultant will not have any authority to enter into or conclude any contract or to undertake any commitment or obligation in the name of the Company, except with the express prior written authorization of the board of directors of the Company (the “Board”).

2.	ENGAGEMENT

(a)	Subject to the terms and conditions of this Agreement, the Company will continue to engage, on a non-exclusive basis, the Consultant to provide the services set forth in Schedule A (the “Services”) in the capacity of Chief Financial Officer, and the Consultant hereby accepts such non-exclusive continued engagement and agrees to provide the Services to the Company.

(b)	The Services will be exclusively provided by the Consultant or such other personnel acceptable to the Company. The Consultant may retain any subcontractors to provide the Services only with the prior written consent of the Company; provided, however, that the Consultant shall be fully responsible to the Company for any portion of the Services that are provided by such subcontractors.

(c)	The Consultant will be accountable to the President and Chief Executive Officer of the Company (the “CEO”) in respect of the performance of the Services, or such persons as the CEO may direct. The Consultant acknowledges and agrees that as an officer of the Company, the Consultant is engaged in a fiduciary capacity, and as such will owe full fiduciary duties to the Company.

(d)	Nothing herein shall preclude the Consultant from acting in any other capacity for any other person or entity so long as such activities do not prevent the Consultant from fulfilling all of the Consultant’s obligations to the Company under this Agreement and the Consultant does nothing in connection with such activities that adversely affects or is otherwise in conflict with the interests of the Company.

(e)	The Consultant represents and certifies that the Consultant does not have any outstanding agreement or obligation to any other party that would restrict, limit, or encumber the Consultant in the performance of the Consultant’s obligations under any of the provisions of this Agreement. The Consultant warrants and guarantees that the Consultant will not enter into any such restrictive agreement or obligation during the Term.

(f)	The Consultant represents and warrants that the Consultant does not in any way whatsoever rely on the Company as the Consultant’s exclusive source of compensation and/or income.

3.	TERM

(a)	This Agreement will become effective on the Effective Date and the Consultant’s engagement hereunder will continue thereafter until terminated in accordance with paragraph 13 of this Agreement.

(b)	The Consultant represents that the Consultant is in the process of incorporating a corporation (the “Corporation”) and the Consultant will be the sole shareholder, officer and director of the Corporation. Once the Corporation is duly incorporated and at the request of the Consultant, this Agreement will be terminated by mutual agreement of the parties without any obligation on any party to give notice of termination (or compensation in lieu of notice or otherwise), and the parties will enter into a new consulting agreement with the Consultant’s Corporation.

4.	RESPONSIBILITIES

(a)	The Consultant will:

(i)	perform the Services with due diligence and best efforts;

(ii)	perform the Services as the Consultant sees fit provided the Consultant satisfies the Company’s expectations and objectives and that the Consultant makes himself available for as many hours per month as is necessary to effectively perform the Services in accordance with the terms of this Agreement;

(iii)	use due care and take all necessary precautions to assure the protection of persons and property in relation to the performance of the Services; and

(iv)	comply with any legislation and regulatory requirements applying to matters within the scope of the Services.

(b)	The Consultant is responsible for:

(i)	obtaining and maintaining all necessary licenses, registrations, permits and approvals required to perform the Services and providing the Company with copies of all such documentation as and when requested by the Company;

(ii)	registering for GST and providing to the Company on all invoices the Consultant’s GST registration number and all other information required by law;

(iii)	paying, on or before the date that such payments are due, all income tax (and any other taxes required by law) and other statutory payments and remittances that the Consultant is required to pay under applicable laws in connection with the payments that the Consultant receives from the Company pursuant to this Agreement; and

(iv)	obtaining workers compensation coverage with WorkSafe BC to cover the Consultant and any of the Consultant’s workers. The Consultant will maintain such workers compensation coverage for the duration of this Agreement, and will provide proof of such coverage to the Company (including the applicable workers’ compensation number and clearance certificate) as and when requested by the Company.

(c)	The Services shall be performed entirely at the Consultant’s risk, and the Consultant will arrange for its own office space, office supplies, support staff for the performance of the Services and assume all responsibility for the condition of all materials and equipment used in the performance of the Services.

(d)	The Company will provide the Consultant with access to its premises, equipment, products, work-in-progress, personnel, and other materials to the extent necessary for the Consultant’s performance of the Services hereunder.

5.	FEES

(a)	Provided the Consultant renders the Services satisfactorily in accordance with the terms of this Agreement, and provided the Consultant is not in default under this Agreement, the Company agrees to pay to the Consultant for the Services rendered by the Consultant during the Term, a fee in the amount of $6,000.00 per month (plus any taxes that the Consultant is required by law to charge in connection with the Services, eg. GST) (the “Fees”). The Fees will be pro-rated for any partial months that the Consultant is engaged under this Agreement.

(b)	The Consultant will invoice the Company for the Fees on a monthly basis in a form and at a time to be determined by the Company. The Consultant shall show all information required by law on the invoice submitted to the Company.

(c)	The Company will reimburse the Consultant for reasonable expenses actually and properly incurred by the Consultant in performing the Services, provided that such expenses are approved by the Company in advance of being incurred. The Consultant shall keep and furnish to the Company with the Consultant’s invoice under paragraph 5(b), copies of all applicable receipts, statements and other evidence of approved expense(s). The Consultant will be responsible for all expenses it incurs in providing the Services unless approved in advance by the Company as set out in this paragraph.

(d)	All payments hereunder will be made in Canadian funds and are subject to the provisions of any applicable legislation.

6.	EQUITY COMPENSATION PLANS

The Consultant is eligible to participate in the Company’s equity compensation plan(s), in effect from time to time (the “Equity Plans”), in accordance with and subject to the terms and conditions of the Equity Plans. The Consultant acknowledges and agrees that any grant of equity compensation (and the terms and conditions applicable to such grant including vesting terms) is at the sole discretion of the Board and will otherwise be governed exclusively by the terms and conditions of the Equity Plans and any applicable equity grant agreements.

7.	NO BENEFITS

The parties agree that the Consultant will not be entitled to any benefits or rights which would be provided to an employee of the Company or as set out in any employment-related statute, including but not limited to, vacation, vacation pay, statutory holiday pay, dental or medical insurance, life insurance, or disability insurance. As an independent contractor, the Consultant acknowledges the Consultant is solely responsible for acquiring benefits or benefit plans as the Consultant may see fit to acquire.

8.	CONFIDENTIAL INFORMATION

(a)	For the purposes of this Agreement, “Confidential Information” means all information, know-how and data (which may be oral, written, graphic, digital, demonstrative, machine recognizable or otherwise) developed by the Consultant connection with the Services or disclosed or made known to the Consultant by or on behalf of the Company, whether before or after the Effective Date including, without limitation, research, products, technology, ideas, inventions, methods, formulas, computer programs and code, processes, designs, drawings, compositions, photographs, plans, proposals, product concepts, specifications, samples, reports, memoranda, services, business plans and strategies, business operations and systems, marketing techniques and pricing policies, computer passwords and user names, correspondence, financial information, information concerning or relating to the Company’s employees, customers, contractors, vendors, suppliers, and/or other parties with which the Company is engaged in a business relationship, all Work Products (as defined in paragraph 9), and any information of the Company or its affiliates that is of a non-public or proprietary nature. Confidential Information will not, however, include information, know-how or data which:

(i)	was legally known to or in the possession of the Consultant as evidenced by written records at the time of disclosure to the Consultant by the Company;

(ii)	is or has become part of the public domain through no fault of the Consultant; or

(iii)	has been disclosed to the Consultant by a third party without restriction and without breaching any obligation to the Company.

(b)	With respect to the Confidential Information, the Consultant acknowledges and agrees as follows:

(i)	all Confidential Information disclosed or made known to the Consultant is the exclusive property of the Company (or its licensor); and

(ii)	during the Term and thereafter:

A.	the Consultant will hold and keep all Confidential Information in the strictest confidence, and will not retain any such information in the Consultant’s possession following completion of the Services unless expressly permitted by the Company in writing;

B.	the Consultant shall use the Confidential Information solely for the purpose of performing the Services in accordance with this Agreement;

C.	except as specifically authorized in writing by the Company, the Consultant shall not, and shall not permit any other party to, directly or indirectly, unless required to do so by applicable law, use, disseminate, disclose, lecture upon, publish, make copies of or otherwise summarize the Confidential Information; and

D.	the Consultant shall ensure that all Confidential Information, and all full or partial copies thereof, are identified as confidential and proprietary to the Company, and that all Confidential Information and all full or partial copies thereof are stored in a secure location while in the Consultant’s possession, control, charge or custody.

9.	RIGHTS TO INTELLECTUAL PROPERTY

(a)	For the purposes of this Agreement, “Work Products” means any and all:

(i)	works of authorship, including, without limitation, audiovisual works, sound recordings, databases, processes, formulations, specifications, methods, procedures, reports, manuals, written or printed matter relating to research, development, operations or the business of the Company, and any derivative works of any of the preceding items;

(ii)	any product, invention, article of manufacture, composition of matter, technique, idea, improvement, know-how, discovery, development or experimental work, work in progress, design, method, process, procedure, improvement and new uses for any of the preceding items, whether or not patentable or copyrightable and whether or not reduced to practice;

(iii)	words, symbols, designs, or other designations, and combination of the preceding items, used to identify or distinguish a business, product or service or to indicate a form of certification, including without limitation logos, product designs and product features; and

(iv)	any other intellectual property not included in the foregoing, in whatever form,

made, conceived, developed, contributed to or worked upon by the Consultant, whether alone or jointly with others, during the Consultant’s involvement in any capacity with the Company, whether before or after the Effective Date, or if the creation of which was either facilitated by the use of the Confidential Information or the Company’s resources or the idea for which was gained during the Consultant’s engagement with the Company.

(b)	With respect to the Work Products, the Consultant agrees as follows:

(i)	the Company is the exclusive owner of all right, title and interest in and to all Work Products, including all intellectual property rights, notwithstanding that they may be perfected or reduced to specific form after the Consultant’s engagement with the Company;

(ii)	if, for any reason, the Company is held not to be the exclusive owner of any part of the Work Products, the Consultant hereby assigns to the Company all right, title and interest throughout the world that the Consultant may have in such Work Products, including all intellectual property rights in and to such Work Products, effective at the time each is created;

(iii)	in the event the Consultant has any rights to the Work Products that cannot be assigned to the Company, the Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights. Without limiting the generality of the foregoing, the Consultant hereby waives any and all moral rights arising under the Copyright Act (Canada), as amended, or similar legislation in other applicable jurisdictions or at common law that the Consultant may have with respect to all Work Products, and agrees never to assert any moral rights which the Consultant may have in the Work Products;

(iv)	the Consultant will fully and promptly disclose and deliver to the Company all Work Products, together with any documentation and materials that relate thereto and any explanations that may be necessary in connection with any registrations that may be made to obtain intellectual property protection relating to the Work Products; and

(v)	during and after the Term, the Consultant will promptly execute and deliver to the Company all instruments or other documentation that the Company may reasonably require to effect, perfect, register, or record its interest in the Work Products, including without limitation, any intellectual property assignment or registration application. The Company will reimburse the Consultant for all reasonable expenses incurred by the Consultant related to the foregoing. In the event the Company is unable to secure the Consultant’s signature on any such instrument or other documentation for any reason, the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney-in-fact, to act for and on the Consultant’s behalf and stead to execute and, as necessary, file any such instruments or other documentation and to do all other lawfully permitted acts with respect to such Work Products with the same legal force and effect as if executed by the Consultant.

(c)	The Consultant hereby represents and warrants to the Company that the Consultant has not brought and will not bring to the Company or use while engaged by the Company or incorporate into any of the Work Products any confidential information of a former or existing employer or client or other third party, or any intellectual property that infringes the proprietary rights of any third party. The Consultant covenants and agrees to hold the Company harmless from any and all claims and damages of any kind whatsoever that the Company may suffer as a result of any breach by the Consultant of the Consultant’s obligations to any third party.

(d)	The Consultant shall retain all rights, title and interest in and to any Consultant intellectual property in existence prior to the Consultant’s engagement by the Company or that is outside the scope of the Work Products (collectively, “Consultant IP”); provided, however, that (i) the Consultant shall not use any Consultant IP in the performance of the Services without the Company’s prior consent, and (ii) to the extent any Consultant IP forms part of or is incorporated into any Work Products, the Consultant hereby grants to the Company a perpetual, irrevocable, fully paid-up, royalty free, transferable license to use such Consultant IP in conjunction with the use, development and commercialization of such Work Products.

10.	NON-SOLICITATION

The Consultant shall not, during the Term and for a period of one year thereafter, without the prior written consent of the Company, directly or indirectly, communicate with any employee or independent contractor of the Company or any of its affiliates for the purpose of inducing or persuading such employee or independent contractor to terminate their contractual relationship with the Company or its affiliate (as applicable).

11.	LIABILITY INSURANCE

(a)	Following the Effective Date, the Company will obtain a Directors and Officers Insurance Policy as selected by the Company in its sole discretion (the “D&O Policy”). After the D&O Policy is obtained, the Consultant will be eligible for coverage under the D&O Policy in the Consultant’s capacity as an officer of the Company for the balance of the Term, in accordance with, and subject to, the terms of such D&O Policy.

(b)	During the Term and for a period of six (6) years thereafter the Consultant shall have and maintain in force at the Consultant’s expense automobile liability and property damage insurance to adequately cover the Consultant’s own car and any other car that may be used by the Consultant in connection with the performance of the Services, including third party liability coverage of a minimum of $3,000,000. The Consultant shall supply the Company with a certificate verifying such insurance, as and when requested by the Company. The Consultant shall not do anything to invalidate such insurance and shall notify the Company immediately in writing of notice of termination of such insurance.

12.	INDEMNIFICATION

(a)	The Consultant shall defend, indemnify and hold harmless the Company and its directors and officers (other than the Consultant) and its employees, agents, successors and assigns from and against any losses, damages, liabilities, deficiencies, claims, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, arising out of or resulting from: (i) the Consultant’s acts or omissions (negligent or otherwise); and (ii) the Consultant’s breach of any representation, warranty or obligation under this Agreement.

(b)	The Company shall have no liability or responsibility for withholding or remitting any income, payroll, or other federal, provincial or other taxes or statutory payments, contributions or amounts under applicable laws, including employment insurance remittances, Canada Pension Plan contributions, employer health tax, or worker’s compensation insurance premiums for the Consultant or relating to the Services including, without limitation, in respect of the payments made by the Company to the Consultant under this Agreement (collectively, the “Withholding and Remittance Obligations”). The Consultant is solely responsible for the Withholding and Remittance Obligations, and the Consultant shall indemnify and hold harmless the Company and its officers and directors (other than Consultant) and its employees, agents, successors and assigns from and against any assessment, order, ruling, penalty, fine, liability, interest, taxes, costs, expenses or contributions in any way related to the Withholding and Remittance Obligations including, without limitation, as a result of any failure or delay of the Consultant to comply with any Withholding and Remittance Obligations or any assessment or ruling made against the Company for any liability for not withholding or remitting any taxes, statutory payments, contributions or other amounts under applicable laws relating to the Consultant or the Services.

(c)	The Consultant, having explicitly acknowledged through the terms of this Agreement that the Consultant is not an employee of the Company, further agrees that in the event that there is any judgment, order, claim or assessment at any time which determines that the Consultant (or any subcontractor or worker of the Consultant) is an employee of the Company, the Consultant shall reimburse in full and indemnify and hold harmless the Company and its directors and officers (other than the Consultant) and its employees, agents, successors and assigns for any such judgment, order, claim or assessment. The Consultant acknowledges that his agreement to do so is a condition to the Company’s decision to enter into the Agreement.

(d)	The Company may, at its sole discretion, deduct any amounts owing under the indemnities described in paragraphs 12(a), 12(b) and 12(c) from any monies owing by the Company to the Consultant.

13.	TERMINATION

(a)	Notwithstanding any other term of this Agreement, the Company may, at any time, terminate this Agreement immediately without any notice if:

(i)	the Consultant engages in any act of misconduct, unsatisfactory performance of the Services, or any other material or persistent breach of the terms of this Agreement; or

(ii)	the Consultant ceases to be able to provide the Services for any reason.

(b)	The Company may, at any time, terminate this Agreement for any reason (other than those reasons specified in paragraph 13(a)) by providing the Consultant with thirty (30) days written notice of the effective date of such termination.

(c)	The Consultant may, at any time, terminate this Agreement by providing the Company with thirty (30) days written notice of the effective date of such termination.

(d)	If this Agreement is terminated pursuant to paragraph 13(a), 13(b) or 13(c) the Consultant is only entitled to be paid the Fees earned pursuant to paragraph 5 up until the effective date of termination of this Agreement.

(e)	Immediately upon the termination of this Agreement, or upon the Company’s request at any time, the Consultant shall:

(i)	deliver to the Company or destroy, at the Company’s option, all documents and materials (including copies) containing, reflecting, incorporating or based on the Confidential Information;

(ii)	permanently erase all of the Confidential Information from the Consultant’s computer systems and mobile devices; and

(iii)	deliver to the Company all Work Products, including work in progress, in the Consultant’s possession or control.

(f)	The termination of the Consultant’s engagement with the Company for any reason whatsoever will not prejudice the obligations of the Consultant under this Agreement.

(g)	In the event this Agreement is terminated in accordance with this paragraph 13, the Consultant shall not have any claim against the Company for compensation, including Fees, reimbursement of expenses, or damages for the loss of rights or anticipated fees, or for expenditures, investments, leases or commitments made in connection with the provision of Services under this Agreement, or any similar or other loss. In all circumstances, the Company’s sole liability under the terms of this Agreement, and the Consultant’s only entitlement, will be for any unpaid but earned Fees as of the effective date of termination of this Agreement, if any.

(h)	Upon the cessation of the Consultant’s engagement with the Company for any reason whatsoever pursuant to this paragraph 13, the Consultant will immediately resign as an officer of the Company, and the Consultant agrees that he will be deemed to have resigned as an officer of the Company on the date that the Consultant’s engagement with the Company ends. The Consultant hereby irrevocably designates and appoints the Company’s duly appointed officers as the Consultant’s attorney-in-fact to execute any documents necessary to complete such resignations, with the same force and effect as if executed and delivered by the Consultant. The Consultant will not be entitled to receive any severance payment or other compensation or benefits from the Company whatsoever in respect of his resignation as an officer of the Company.

14.	GENERAL

(a)	Both parties will keep the terms and conditions of this Agreement confidential, except as may be required to enforce the terms of this Agreement, or except as may be required by law.

(b)	All notices required or authorized to be given under this Agreement shall be in writing and shall be delivered (a) in person, (b) by electronic mail, (c) by registered mail, return receipt requested, or (d) by reputable courier service. Notices shall be effective upon the date of delivery, if delivered prior to 5:00 PM at the recipient’s location, or on the next business day if delivered after such time. Notices shall be addressed to the parties as follows:

in the case of the Company:
Foremost Lithium Resource & Technology
25 Floor, 700 West Georgia Street
Vancouver, BC V7Y 1K8
Attention: Jason Barnard
Email: jason.barnard@foremostlithium.com

in the case of the Consultant:
C. Driver Ltd
1200-609 Grandville Street
P.O. Box 10372, Pacific Centre
Vancouver, BC, V7Y 1G6
Attention: Cyrus Driver
Email: cdriver@davidson-co.com

The parties may change their respective addresses by notice to the other parties given in the same manner as provided in this provision.

(c)	If any part or provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, such part or provision will be ineffective only to the extent of such restriction, prohibition or unenforceability, and the remainder of the Agreement will remain in full force and effect.

(d)	This Agreement (including all schedules) constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes and replaces all prior written and oral agreements and representations made by either party with respect to the subject matter hereof, and all such agreements and representations are hereby cancelled and of no further force and effect, and both parties renounce any reliance on them. This Agreement may only be varied by further written agreement signed by the parties.

(e)	The Company shall have the right to assign its rights under this Agreement to any person, firm, association, corporation, or other entity provided that such transferee shall agree in writing to assume all obligations undertaken by the Company herein, and upon such assignment and assumption, the Company shall be under no further obligation hereunder. Notwithstanding any other term herein, this Agreement shall not be assignable by the Consultant without the prior written approval of the Company.

(f)	The parties agree that for the purposes of this Agreement, “affiliate” means when used with respect to the Company, another person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

(g)	Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

(h)	No waiver by any party of any of the provisions hereof shall be effective unless it is set in writing and signed by the waiving party. No waiver of any provision in this Agreement shall be deemed or constitute a waiver of any other provision.

(i)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(j)	The obligations of the Consultant set forth in this Agreement that by their terms extend beyond or survive the termination of the Consultant’s engagement with the Company (including, without limitation, paragraphs 8 through 12 of this Agreement) (collectively, the “Surviving Provisions”) and any other provisions in this Agreement necessary to give efficacy to, or enforce, any of the Surviving Provisions will not be affected or diminished in any way by the termination of this Agreement for any reason whatsoever.

(k)	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the applicable laws of Canada.

(l)	The parties agree that subject to the Company’s right to enforce the Consultant’s obligations in paragraphs 8, 9 and 10 by seeking injunctive or other relief in a court of competent jurisdiction in respect thereof, all claims or disputes arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the provisions of the Arbitration Act (British Columbia). The arbitration shall take place in Vancouver, British Columbia and shall be conducted in the English language. The arbitration award shall be given in writing and shall be final and binding on the parties. The award shall give reasons and shall deal with the question of costs of arbitration and all related matters. The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

(m)	The Consultant acknowledges and agrees that the Company is hereby providing the Consultant with an additional payment of $100 to enter into this Agreement. The Consultant specifically agrees that the Consultant is receiving such $100 payment from the Company as consideration for the Consultant agreeing to the terms and conditions set out in this Agreement. The Consultant acknowledges and agrees that the Consultant would not receive such $100 payment unless the Consultant signed this Agreement.

(n)	This Agreement may be signed in one or more counterparts, and any counterpart delivered by facsimile or PDF and email will be deemed to be an original and such counterparts, taken together, will constitute one and the same document.

(o)	The Company and the Consultant acknowledge that they each have had the full opportunity to obtain legal advice from their own lawyer prior to signing Agreement.

[signature page follows]

IN WITNESS WHEREOF the parties have entered into this Agreement the date first written above.

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

Per:	Jason Barnard Authorized Signatory

Per:	Michael McLeod Authorized Signatory

Signed, Sealed and Delivered by Cyrus Driver	)
in the presence of:	)
)
)
Witness Signature	)	CYRUS DRIVER
)
Andrew Lyons	)
Name	)
)
716-518 Moberly Road, Vancouver, BC	)
Address	)
)
Consultant
Occupation

SCHEDULE A
SERVICES

The Chief Financial Officer (CFO) is responsible for the administrative, financial, and risk management operations of the company. In addition, will be involved in the development of any financial and operational strategy, KPIs, and the ongoing development and monitoring of any financial system. The follow duties, but not limited to, are the reasonability of the CFO:

●	Manage the company’s financial planning
●	Plan and perform risk management duties
●	Understand and mitigate key elements of the company’s risk profile
●	Prepare current reports and prepare forecasting reports
●	Report financial results to the board of directors; report risk issues to the audit committee of the board of directors
●	Maintain appropriate insurance coverage
●	Track and ensure cash flow is appropriate and sustainable
●	Monitor cash balances and cash forecasts; arrange for debt and equity financing; invest funds
●	Manage fundraising plans and capital structure
●	Determine finance KPIs
●	Supervise finance personnel such as controllers, financial advisors, financial consultants and treasurers
●	Manage and retain relationships with various vendors
●	Manage any third parties to which accounting or finance functions have been outsourced
●	Oversee the financial operations of subsidiary companies and foreign operations
●	Adhere to the law and company’s policies
●	Assist in formulating the company’s future direction through providing input on the company’s business plan, financial and tax strategies, budgeting, and forecasting
●	Supervise acquisition due diligence and negotiate acquisitions
●	Monitor all open legal issues involving the company, and legal issues affecting the industry; ensure that the company complies with all legal and regulatory requirements